As filed with the Securities and Exchange Commission on December 23, 2010

Registration No. 333-168513

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CLARIENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2649072
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

31 Columbia

Aliso Viejo, California 92656

(949) 425-5700

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

CLARIENT, INC. 2007 INCENTIVE AWARD PLAN

(Full title of the plan)

Ronald A. Andrews

Chief Executive Officer

31 Columbia

Aliso Viejo, California 92656

(949) 425-5700

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

W. Alex Voxman

R. Scott Shean

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071

(213) 485-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

On August 3, 2010, Clarient, Inc. (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-168513) (the “Registration Statement”) with the Securities and Exchange Commission, which Registration Statement was deemed effective upon filing. The Registration Statement registered the offer and sale of 7,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Securities”) issuable pursuant to the Company’s 2007 Incentive Award Plan.

On December 22, 2010, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 22, 2010, as amended December 3, 2010, by and among the Company, General Electric Company, a New York corporation (“General Electric”), and Crane Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of General Electric, the Company became an indirect wholly-owned subsidiary of General Electric.

In connection with the transactions contemplated by the Merger Agreement, the Company is terminating all of its offerings of securities pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement, the Company hereby removes from registration all Securities that remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, in the State of California, on the 23rd day of December, 2010.

CLARIENT, INC.

By:	/s/ Ronald A. Andrews
Ronald A. Andrews Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons on December 23, 2010 in the capacities indicated.

Signature	Capacity

/s/ Ronald A. Andrews Ronald A. Andrews	Chief Executive Officer (principal executive officer)

/s/ Michael R. Rodriguez Michael R. Rodriguez	Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ David A. Haugen David A. Haugen	Director

/s/ William F. Lacey William F. Lacey	Director

/s/ Jeffrey S. Thomas Jeffrey S. Thomas	Director